EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

James Craft, President, and Jeffrey R. Provence, Chief Financial Officer of Blue Chip Investor Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

	President (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)
	Blue Chip Investor Funds	Blue Chip Investor Funds

	/s/James Craft	/s/Jeffrey R. Provence
	James Craft	Jeffrey R. Provence

	Date: 8/28/2026	Date: 8/28/2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Blue Chip Investor Funds and will be retained by Blue Chip Investor Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.